Exhibit 99.1

1 1 2017 Third Quarter Financial Results November 1, 2017 NYSE: CF 2019 Third Quarter Financial Results October 30, 2019 NYSE: CF

Safe harbor statement

All statements in this communication by CF Industries Holdings, Inc. (together with its subsidiaries, the "Company"), other than those relating to historical facts, are forward-looking statements. Forward-looking statements can generally be identified by their use of terms such as "anticipate," "believe," "could," "estimate," "expect," "intend," "may," "plan," "predict," "project," "will" or "would" and similar terms and phrases, including references to assumptions. Forward-looking statements are not guarantees of future performance and are subject to a number of assumptions, risks and uncertainties, many of which are beyond the Company's control, which could cause actual results to differ materially from such statements. These statements may include, but are not limited to, statements about strategic plans and statements about future financial and operating results. Important factors that could cause actual results to differ materially from those in the forward-looking statements include, among others, the cyclical nature of the Company's business and the impact of global supply and demand on the company's selling prices; the global commodity nature of the Company's fertilizer products, the conditions in the international market for nitrogen products, and the intense global competition from other fertilizer producers; conditions in the U.S. and European agricultural industry; the volatility of natural gas prices in North America and Europe; difficulties in securing the supply and delivery of raw materials, increases in their costs or delays or interruptions in their delivery; reliance on third party providers of transportation services and equipment; the significant risks and hazards involved in producing and handling the Company's products against which the Company may not be fully insured; the Company's ability to manage its indebtedness; operating and financial restrictions imposed on the Company by the agreements governing the Company's senior secured indebtedness; risks associated with the Company's incurrence of additional indebtedness; the Company's ability to maintain compliance with covenants under the agreements governing its indebtedness; downgrades of the Company's credit ratings; risks associated with cyber security; weather conditions; risks associated with changes in tax laws and disagreements with taxing authorities; the Company's reliance on a limited number of key facilities; potential liabilities and expenditures related to environmental, health and safety laws and regulations and permitting requirements; future regulatory restrictions and requirements related to greenhouse gas emissions; risks associated with expansions of the Company's business, including unanticipated adverse consequences and the significant resources that could be required; the seasonality of the fertilizer business; the impact of changing market conditions on the Company's forward sales programs; risks involving derivatives and the effectiveness of the Company's risk measurement and hedging activities; risks associated with the operation or management of the strategic venture with CHS Inc. (the "CHS Strategic Venture"), risks and uncertainties relating to the market prices of the fertilizer products that are the subject of the supply agreement with CHS Inc. over the life of the supply agreement and the risk that any challenges related to the CHS Strategic Venture will harm the Company's other business relationships; risks associated with the Company's Point Lisas Nitrogen Limited joint venture; acts of terrorism and regulations to combat terrorism; risks associated with international operations; and deterioration of global market and economic conditions. More detailed information about factors that may affect the Company's performance and could cause actual results to differ materially from those in any forward-looking statements may be found in CF Industries Holdings, Inc.'s filings with the Securities and Exchange Commission, including CF Industries Holdings, Inc.'s most recent annual and quarterly reports on Form 10-K and Form 10-Q, which are available in the Investor Relations section of the Company's website. Forward-looking statements are given only as of the date of this presentation and the Company disclaims any obligation to update or revise the forward-looking statements, whether as a result of new information, future events or otherwise, except as required by law.

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3 Note regarding n on - GAAP f inancial m easures The Company reports its financial results in accordance with U.S. generally accepted accounting principles (GAAP). Management believes t hat EBITDA, a djusted EBITDA, free cash flow, and free cash flow yield, which are non - GAAP financial measures, provide additional meaningful information regarding the Company's performance and financial strength. Non - GAAP financial measures should be viewed in addition to, and not as an alternative for, the Company's reported results prepared in accordance with GAAP. In addition, because not all companies use identical calculations, EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield included in this presentation may not be comparable to similarly titled measures of other companies. Reconciliations of EBITDA, adjusted EBITDA, free cash flow, and free cash flow yield to the most directly comparable GAAP measures are provided in the tables accompanying this presentation. EBITDA is defined as net earnings attributable to common stockholders plus interest expense - net, income taxes, and depreciatio n and amortization. Other adjustments include the elimination of loan fee amortization that is included in both interest and amort iza tion, and the portion of depreciation that is included in noncontrolling interests. The Company has presented EBITDA because management use s t he measure to track performance and believes that it is frequently used by securities analysts, investors and other interested p art ies in the evaluation of companies in the industry. Adjusted EBITDA is defined as EBITDA adjusted with the selected items included in EBITDA as summarized in the tables accompan yin g this presentation. The Company has presented adjusted EBITDA because management uses adjusted EBITDA, and believes it is useful to investors, as a supplemental financial measure in the comparison of year - over - year performance. Free cash flow is defined as net cash provided by operating activities, as stated in the consolidated statements of cash flow s, reduced by capital expenditures and distributions to noncontrolling interests. Free cash flow yield is defined as free cash flow divided by market value of equity (market cap). The Company has presented free cash flow and free cash flow yield because management uses these measures and believes they are useful to investors, as indications of the strength of the Company and its ability to generate cash and to evaluate the Company’s cash generation ability relative to its industry competitors.

Third quarter and first nine months 2019 results

Financial Overview

- Nine month net earnings of $438 million[(1)], or $1.97 per diluted share; EBITDA[(2)] of $1,314 million and adjusted EBITDA[(2)] of $1,285 million
- 3Q net earnings of $65 million[(1)], or $0.29 per diluted share; EBITDA[(2)] of $341 million; adjusted EBITDA[(2)] of $349 million
- Trailing 12-month net cash provided by operating activities of $1,457 million, free cash flow[(3)] of $830 million
- Cash and cash equivalents of $1,019 million on balance sheet as of September 30, 2019
- Company to redeem $750 million in debt by end of year
- Repurchased ~1.5 million shares during the quarter

Commercial Environment

- Net sales in first nine months of 2019 were $3.5 billion compared to $3.3 billion in 2018 due to higher average selling prices across all major products
- Total sales volumes for first nine months and 3Q 2019 similar to prior periods
- Average selling prices in first nine months were higher y/y across all major products due to a tighter global nitrogen supply/demand than prior year period; 3Q prices were higher y/y for urea, UAN, and AN and lower for ammonia due to greater global supply availability
- Cost of sales in 2019 and 3Q decreased primarily due to lower realized natural gas costs, partially offset by higher freight and distribution costs

Safe and Efficient Operations

- As of September 30, 2019, the 12-month rolling average recordable incident rate was 0.61 incidents per 200,000 work hours

(1) Nine month and third quarter 2019 net earnings attributable to common stockholders include an after-tax gain of $29 million from insurance proceeds and a $16 million withholding tax charge related to our joint venture ammonia facility in the Republic of Trinidad and Tobago in which we own a 50 percent equity interest. Nine month 2019 net earnings attributable to common stockholders also include a previously announced after-tax gain of $35 million on the sale of the company's Pine Bend dry bulk storage and logistics facility in Minnesota that was recognized in the second quarter and a net incentive tax credit of $30 million that was recognized in the first quarter.
(2) See appendix for reconciliation of EBITDA and adjusted EBITDA
(3) See appendix for reconciliation of net cash provided by operating activities to free cash flow

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5 Financial results – third quarter and first nine months 2019 $ i n millions, except percentages, per MMBtu and EPS Q3 201 9 Q3 201 8 First nine months 201 9 First nine months 201 8 Net sales $ 1,038 $ 1,040 $ 3,541 $ 3,297 Gross margin 228 173 947 675 - As percent age of net sales 22.0% 16.6% 26.7% 20.5 % Net earnings attributable to common stockholders (1) 65 30 438 241 Net earnings per diluted share 0.29 0.13 1.97 1.03 EBITDA (2) 341 308 1,314 1,080 Adjusted EBITDA (2) 349 299 1,285 1,062 Diluted average shares outstanding 220.7 235.2 222.5 234.9 Natural g as (per MMBtu): Natural gas costs in cost of sales (3) $ 2.24 $ 3.16 $ 2.87 $ 3.11 Realized derivatives loss (gain) (4) - 0.03 (0.01) 0.03 Cost of natural gas in cost of sales 2.24 3.19 2.86 3.14 Unrealized net mark - to - market loss (gain) on natural gas derivatives 2 (3) 3 (11) (1) Depreciation and amortization was $223 million and $663 million for the three and nine months ended September 30, 2019, respectively, and $233 million and $667 million for the three and nine months ended September 30, 2018, respectively (2) See appendix for reconciliation of EBITDA and adjusted EBITDA (3) Includes the cost of natural gas and related transportation that is included in cost of sales during the period under the first - in, first - out inventory cost method (4) Includes realized gains and losses on natural gas derivatives settled during the period. Excludes unrealized mark - to - market gains and losses on natural gas derivatives

6 (1) Market capitalization is calculated as shares outstanding as of the end of each respective period multiplied by the closing s har e price of each company on October 29, 2019; see appendix for the calculation of market capitalization (2) Represents c ash p rovided by operating a ctivities (cash from operations) less capital expenditures less distributions to noncontrolling interests; see appendix for reconciliation of free cash flow 830 (17) 945 337 (133) (400) (200) - 200 400 600 800 1,000 CF Yara Nutrien OCI Mosaic CF continues to generate significant free cash flow Free cash flow compared to peers (2) USD in millions LTM 3Q19 LTM 2Q19 Cash from operations (millions) Market Cap (1) (millions) CF $1,457 Mosaic $1,006 OCI $614 Nutrien $2,448 Yara $1,129 $10,208 $10,790 $28,427 $4,934 $7,953

7 8.5 6.9 9.1 10.0 6.1 0 2 4 6 8 10 12 14 8.1% (0.2%) 3.3% 6.8% (1.7%) -2% 0% 2% 4% 6% 8% 10% CF YAR NTR OCI MOS CF offers investors industry best free cash flow yield CF YAR NTR OCI MOS EV/Adj. EBITDA (2)(3) FCF Yield (1) LTM 3Q19 LTM 3Q19 LTM 2Q19 LTM 2Q19 Source: Capital IQ October 29, 2019 (1) Represents LTM free cash flow divided by market value of equity (market cap) as of October 29, 2019, LTM free cash flow for C F a nd Yara is the 12 - month period ending September 30, 2019 and LTM free cash flow for Nutrien, OCI and Mosaic is the 12 - month period ending June 30, 2019; see appendix for reconciliation of free cash flow and calculation of market capital ization (2) Enterprise value (EV) is calculated as the sum of market cap and net debt; see appendix for calculation of EV (3) Represents LTM adjusted EBITDA (or EBITDA excluding special items) as reported by CF, Yara, Nutrien, OCI, and Mosaic; see app end ix for reconciliation of CF LTM adjusted EBITDA

8 Chinese production Outlook Industry fundamentals Global Market Overview • CF expects nitrogen industry fundamentals will continue to improve in the near - and longer - term as the global market continues to tighten • Near - term, demand from import - dependent regions should support global pricing • Chinese coal - based nitrogen complexes expected to remain the global marginal urea producer and thus set the global price floor • Net Chinese - produced urea exports are likely to be in a range of 1 - 3 million metric tons annually, with higher nitrogen prices bidding in additional Chinese export tons when urea supply is needed worldwide • In North America, corn crop futures continue to support an increase in planted corn acres over the next two seasons; o utside North America, demand for urea from India and Brazil remains positive • CF expects global demand growth for nitrogen over the next four years will outpace net capacity additions given the limited number of facilities currently under construction globally, none of which are in North America • Over the next four years, producers in North America are expected to continue to benefit from access to low - cost North American natural gas • For calendar years 2020 - 2023, NYMEX Henry Hub natural gas forward strip is below $2.56 per MMBtu, below the 2019 NYMEX settlements through October of $2.65 per MMBtu

9 Growth ~$400m In the last 24 months, more than $3.5 billion of capital was invested to grow, returned to shareholders, and to reduce debt • CF paid $388 million to acquire all publicly traded common units of Terra Nitrogen Company, L.P. in April 2018 Returned to Shareholders ~$1.3B • $550 million paid through quarterly dividends • $750 million returned to shareholders; – CF completed a $500 million share repurchase authorization in December 2018 – $250 million of a current $1 billion share repurchase authorization completed in the first nine months of 2019 Debt Reduction ~$1.85B • Reduced long - term debt by $1.85 billion: – Redeemed $800 million principal amount of the 6.875% Senior Notes due 2018 in December 2017 – Purchased $300 million of the 7.125% Senior Notes due 2020 in December 2017 – T o redeem in full the outstanding $500 million principal amount of 7.125% Senior Notes due 2020 on November 13, 2019 – To redeem $250 million of the outstanding $500 million aggregate principal amount of 3.400% Senior Secured Notes due 2021 on December 13, 2019

10 Management actions will result in a $186 million reduction in annual fixed charges since 2017 (1) 2017 Fixed charges comprised of $350 million CAPEX for new activities in 2017 (excludes $123 million for activities performed in 2016 but paid in 2017), $300 million interest expense on debt, $131 million distributions to noncontrolling interests, and $280 million annual dividends (2) Cash interest expense total includes $55 million from 6.875% 2018 notes, $57 million from 7.125% 2020 notes, and $9 million f rom $250 million portion of 3.400% 2021 notes (3) Based on average of 2015 - 2017 cash distributions paid to TNH publicly traded unit holders plus the average of estimated benefit cost savings and network optimization (4) Difference of 2017 annual dividends of $280 million and annualized 2019 dividends of $261 million calculated as 217.8 million sh ares outstanding as of September 30, 2019 at average of $1.20 per share annually 1,061 (1) 875 121 (2) 46 (3) 19 (4) 600 700 800 900 1,000 1,100 2017 Fixed charges Cash interest expense TNH cash distribution Annualized dividend Pro forma fixed charges USD in millions Reductions in Annual Fixed Charges $186 Million

Capital allocation

Philosophy remains unchanged	• Return to investment grade and consistently return excess cash to shareholders in a timely fashion through dividends and share repurchases • Pursue growth within our strategic fairway, where returns exceed the risk-adjusted cost of capital
Capital allocation highlights	• Under the previously announced $1 billion share repurchase program authorized through 2021, the Company repurchased ~1.5 million shares for $72 million during Q3 2019 and ~5.7 million shares for $250 million during the first nine months of 2019 • CF to redeem remaining $500 million of 7.125% Senior Notes due 2020 on November 13, 2019 and $250 million of 3.400% Senior Secured Notes due 2021 on December 13, 2019
Capital structure & fixed charges	• Commitment to investment grade metrics over the long term • Focus on lowering fixed charges to provide greatest long-term flexibility • Long-term debt service targets: cash interest expense < $200 million annually, laddered maturities • Target cash on balance sheet: $300-500 million, which along with $750 million undrawn revolver provides adequate liquidity • Dividend: $1.20 per share annually • 2019 capex expected to be approximately $425 million

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12 2.6 6.0 6.0 6.1 6.6 6.6 7.0 8.1 8.1 8.2 8.2 All N production numbers based on year end figures per 10 - K filings. (1) Beginning in 2010 includes capacity from Terra Industries acquisition (2) Beginning in 2013 includes incremental 34% of Medicine Hat production to reflect CF acquisition of Viterra's interests (3) Beginning in 2015 includes incremental 50% interest in CF Fertilisers UK acquired from Yara (4) Beginning in 2016 excludes nitrogen equivalent of 1.1 million tons of urea and 0.58 million tons of UAN under CHS supply agreement and includes expansion project capacity at Donaldsonville and Port Neal (5) Beginning in 2018 includes incremental 15% of Verdigris production to reflect CF’s acquisition of publicly traded TNH units (6) Share count based on end of year shares outstanding per 10 - K filings for 2009 through 2018, Q3 2019 based on end of quarter share count. Share count prior to 2015 based on 5 - for - 1 split - adjusted shares Production Capacity (M nutrient tons) Annual Nitrogen Equivalent Tons per 1,000 Shares Outstanding CF Industries’ Nitrogen Volumes and Shares Outstanding as of Quarter - end Million shares Outstanding (6) (2) (3) (4) (5) (1) 2009 – Q3 2019 Nitrogen per share CAGR: 13.8% Capacity growth coupled with share repurchases continue to drive nitrogen accretion per share 11 17 18 19 24 27 30 35 35 37 38 0 50 100 150 200 250 300 350 400 0 5 10 15 20 25 30 35 40 2009 2010 2011 2012 2013 2014 2015 2016 2017 2018 Q3 2019

13 0 100 200 300 $400 North America MENA Latin America Other FSU Indonesia Russia India South Asia Ukraine Western Europe China - Advanced Inland Low Eastern Europe Lithuania Southeast Asia China - Advanced Coastal China - Natural Gas Low China - Advanced Inland High China - Anthracite Low China - Natural Gas High China - Anthracite High 2020 Monthly Delivered U.S. Gulf Urea Cost Curve 2020 estimated cost curve 20 0 5 10 15 Appx. 2020 Price Range: $240 - 270 Source: Industry Publications, Fertecon , CRU, Integer, Argus, ICIS, PIRA, Bloomberg, CF Energy (N.G.) Other Cash Energy (Coal) Shipments: 16.5 MM ST Avg Appx . Monthly Range Y - axis : USD/short ton, X - axis: Monthly Production Capacity at 95% Operating Rate, million short tons Freight Appx. 2019 Price Range: $250 - 270

14 Location 2019F Henry Hub 2.55 TTF 4.84 NBP 5.06 Brent Crude 65 Thermal 73 Anthracite Powder 114 Anthracite 172 RMB/USD 6.96 USD/EUR 1.12 USD/GBP Source NYMEX ICE ICE NYMEX SX Coal / Woodmac Bloomberg Composite Bloomberg Composite Bloomberg Composite 1.27 Annual Average Energy Cost Gas Prices ($/ Mmbtu ) Exchange Rates China Coal ($/ tonne ) Oil ($/ Bbl ) 2020 cost curve assumptions Notes: Market prices updated as of 10/10/2019; Coal prices as of 09/15/2019 2019F includes actual through September 2019 and forecast for October, November, and December; except for Chinese coal prices wh ich are actual values through September 2019 Current represents values as of October 14, 2019; Chinese coal prices are as of September 2019 JKM ICE 5.57 2020F 2.39 5.94 5.98 59 73 107 166 7.21 1.13 1.27 Current 2.66 3.88 3.83 64 69 104 161 7.07 1.10 1.26 6.54 5.55

15 CF production cost remains advantaged due to energy cost differentials * North American production assumed to be 37.2 MMBtu per tonne of ammonia for feedstock and fuel, European production assumed at 37.8 MMBtu per tonne for feedstock and fuel, Chinese production assumed to be 1.2 tonnes of coal and 1300 KWH for feedstock and power ** Advantage per tonne based on annualized settled prices through September 2019 and forward curve/projections October 2019 to December 2020 based on forward curve and projections *** Forecast Chinese anthracite coal prices based on WoodMac thermal coal price forecast Note: dotted line shows forward price curves Source: ICE, Bloomberg, SX Coal, WoodMac Global Energy Price 2016 - 2020F USD/MMBtu Energy Cost per tonne of Ammonia* 2016 - 2020F USD/tonne North American production advantage per tonne ** of ammonia 2016 2017 2018 2019F 2020F TTF $ 79 $ 105 $ 175 $ 88 $136 Anthracite*** $ 133 $ 157 $ 201 $ 196 $192 50 100 150 200 250 300 350 400 2016 2017 2018 2019 2020 0 2 4 6 8 10 12 14 16 2016 2017 2018 2019 2020 Henry Hub Natural Gas TTF Natural Gas Chinese Anthacite Coal - Lump Brent Crude Oil

16 Source: CF Industries (1) Based on 2018 adjusted EBITDA of $ 1,403 million, sales volumes of approximately 19.3 million product tons, gas consumption of 340 million MMBtus, and nitrogen product sales price relationships described in footnote 3 below. Changes in product prices and gas costs were not applied to the CHS minority interest or industrial contracts where CF Industries is naturally hedged against changes in product prices and gas costs (2) See appendix for 2018 a djusted EBITDA reconciliation (3) Assumes that a $25 per ton change in urea price is equivalent to a $17.39 per ton change in UAN price, $ 18.48 per ton change in AN price, a $44.57 per ton change in ammonia price, and a $10.60 per ton change in the price of the Other segment CF EBITDA sensitivity table $25/ton urea realized movement implies ~$ 350M change in EBITDA on an annual basis Table illustrates the resiliency of CF Industries’ business model across a broad range of industry conditions CF Realized Natural Gas Cost ($/MMBtu ) CF Realized Urea Price ($/ ton ) (3) $ billions $2.25 $2.50 $2.75 $3.00 $3.25 $200 $0.6 $0.6 $0.5 $0.4 $0.4 $225 $1.0 $0.9 $0.9 $0.8 $0.7 $250 $1.4 $1.3 $1.2 $1.2 $1.1 $275 $1.7 $1.7 $1.6 $1.5 $1.5 $300 $2.1 $2.0 $2.0 $1.9 $1.8 $325 $2.5 $2.4 $2.3 $2.2 $2.2 $350 $2.8 $2.7 $2.7 $2.6 $2.5 $375 $3.2 $3.1 $3.0 $3.0 $2.9 EBITDA Sensitivity to Natural Gas and Urea Prices (1) (2)

17 Appendix

Non-GAAP: reconciliation of Net Earnings to EBITDA and Adjusted EBITDA

In millions	Q3 2019	Q3 2018	First nine months 2019	First nine months 2018
Net earnings	$ 114	$ 71	$ 552	$ 333
Less: Net earnings attributable to noncontrolling interests	(49)	(41)	(114)	(92)
Net earnings attributable to common stockholders	65	30	438	241
Interest expense – net	59	55	170	171
Income tax provision	19	12	113	73
Depreciation and amortization	223	233	663	667
Less other adjustments:				
Depreciation and amortization in noncontrolling interests(1)	(22)	(20)	(63)	(66)
Loan fee amortization(2)	(3)	(2)	(7)	(6)
EBITDA	**$ 341**	**$ 308**	**$ 1,314**	**$ 1,080**
Unrealized net mark-to-market loss (gain) on natural gas derivatives	2	(3)	3	(11)
Loss on foreign currency transactions, including intercompany loans	5	4	12	1
Gain on sale of Pine Bend facility	-	-	(45)	-
Property insurance proceeds(3)	(15)	(10)	(15)	(10)
Costs related to acquisition of TNCLP units	-	-	-	2
PLNL withholding tax charge(4)	16	-	16	-
Total adjustments	$ 8	$ (9)	$ (29)	$ (18)
Adjusted EBITDA	**$ 349**	**$ 299**	**$ 1,285**	**$ 1,062**

(1) For the three and nine months ended September 30, 2019 and the three months ended September 30, 2018, amount relates only to CF Industries Nitrogen, LLC (CFN) as we purchased the remaining publicly traded common units of Terra Nitrogen Company, L.P. (TNCLP) on April 2, 2018; for the nine months ended September 30, 2018, amount includes $62 million related to CFN and $4 million related to TNCLP

(2) Loan fee amortization is included in both interest expense – net and depreciation and amortization

(3) Represents proceeds related to a property insurance claim at one of our nitrogen complexes

(4) Represents a charge in the three months ended September 30, 2019 on the books of Point Lisas Nitrogen Limited (PLNL), the company's Trinidad joint venture, for a tax withholding matter. Amount reflects our 50 percent equity interest in PLNL

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19 Non - GAAP: reconciliation of Net Earnings to EBITDA and Adjusted EBITDA (1) Loan fee amortization is included in both interest expense – net and depreciation and amortization. (2) (Gain) loss on foreign currency transactions, including intercompany loans, primarily relates to the unrealized foreign curre ncy exchange rate impact on intercompany debt that has not been permanently invested and is included in other operating – net in our consolidated statements of operations (3) Represents proceeds related to a property insurance claim at one of our nitrogen complexes (4) Represents a charge in the three months ended September 30, 2019 on the books of PLNL for a tax withholding matter; amount reflects CF’s 50 percent equity interest in PLNL In millions Full year 2018 LTM Q3 2019 Net earnings $ 428 $ 647 Less: Net earnings attributable to noncontrolling interests (138) (160) Net earnings attributable to common stockholders 290 487 Interest expense – net 228 227 Income tax provision 119 159 Depreciation and amortization 888 884 Less other adjustments: Depreciation and amortization in noncontrolling interests (87) (84) Loan fee amortization (1) (9) (10) EBITDA $ 1,429 $ 1,663 Unrealized net mark - to - market (gain) loss on natural gas derivatives (13) 1 (Gain) loss on foreign currency transactions, including intercompany loans (2) (5) 6 Gain on sale of Pine Bend facility - (45) Property insurance proceeds (3) (10) (15) Costs related to acquisition of TNCLP units 2 - PLNL withholding tax charge (4) - 16 Total adjustments (26) (37) Adjusted EBITDA $ 1,403 $ 1,626

Non-GAAP: reconciliation of LTM cash from operations[1] to free cash flow and free cash flow yield

In millions, except percentages, share price, and ratios	CF	Yara	Nutrien	OCI	Mosaic
Cash provided by operating activities	$ 1,457	$ 1,129	$ 2,448	$ 614	$ 1,006
Capital expenditures	(441)	(1,145)	(1,503)	(269)	(1,139)
Noncontrolling interests	(186)	(1)	-	(8)	-
Free cash flow[2]	$ 830	$ (17)	$ 945	$ 337	$ (133)
Free cash flow yield[3]	8.1%	(0.2%)	3.3%	6.8%	(1.7%)
Shares outstanding[4]	217.8	272.4	572.9	210.3	385.9
10/29/2019 Share price – US dollars[5]	46.87	39.61	49.62	23.46	20.61
Market Cap	$ 10,208	$ 10,790	$ 28,427	$ 4,934	$ 7,953
Short-term and long-term debt	4,703	3,757	11,648	4,530	4,680
Cash and cash equivalents	1,019	208	616	478	402
Net Debt[6]	$ 3,684	$ 3,549	$ 11,032	$ 4,052	$ 4,278
Enterprise Value (market cap + net debt)	13,892	14,339	39,459	8,986	12,231
Adjusted EBITDA	1,626	2,065	4,333	903	2,004
EV/Adjusted EBITDA	8.5	6.9	9.1	10.0	6.1

(1) LTM cash provided by operating activities (cash from operations) for CF and Yara is the 12-month period ending September 30, 2019 and LTM cash from operations for Nutrien, OCI and Mosaic is the 12-month period ending June 30, 2019

(2) Represents Cash Provided by Operating Activities less capital expenditures less distributions to noncontrolling interests calculated from the September 30, 2019 consolidated statement of cash flows for CF and Yara and from the June 30, 2019 consolidated statement of cash flows for Nutrien, Mosaic and OCI, and the December 31, 2018 consolidated statement of cash flows for CF, Yara, Nutrien, OCI, and Mosaic

(3) Represents LTM free cash flow divided by market value of equity (market cap) as of October 29, 2019

(4) Shares outstanding taken from the September 30, 2019 balance sheets of CF and Yara and the June 30, 2019 balance sheets of Nutrien, OCI and Mosaic

(5) Share prices in USD as of October 29, 2019 using historical spot exchange rates, Source Capital IQ

(6) Represents short-term debt, current portion of long-term debt, and long-term debt less cash and cash equivalents from the September 30, 2019 balance sheets of CF and Yara, and the June 30, 2019 balance sheets of Nutrien, OCI and Mosaic

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